UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2009 (February 4, 2009)
Date of Report (Date of earliest event reported)

HC INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52197	04-3570877
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Progress Drive, Suite 200
Shelton, CT 06484
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (203) 925-9600

10 Progress Drive, Suite 200
Shelton, CT 06484
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 4, 2009, the Board of Directors (the “Board”) of HC Innovations, Inc. (the “Company”), a Delaware Corporation, appointed Mr. Richard E. DeLater and Mr. Kenneth D. Lamé as members of the Board.  The Board simultaneously accepted the resignation of Dr. David Chess, the Company’s founder and Chief Medical Officer, from his position as Chairman of the Board, and appointed Mr. Lamé as the new Chairman of the Board, and Dr. Chess as Vice-Chairman of the Board.

Richard E. DeLater, age 58, is the founder of DeLater & Company (“DeLater”).  Since founding DeLater in 1994, Mr. DeLater has served as its Principal in Charge, directing its real estate development, asset management, and various investment and brokerage services.  Mr. DeLater has overseen capital investment into several private and public companies, including the acquisition in 1998 of the Florida assets of Danis Properties Company, Inc. (“Danis”) that formerly managed $125 million in real property assets.  The Danis acquisition led to the formation of Welwyn Management Company (“Welwyn”), a property investment and operations management company which currently oversees the DeLater portfolio of investments.  Mr. DeLater received a Business Administration Bachelor’s Degree in Economics from Miami University in 1974.

Kenneth D. Lamé, age 67, has been, from 1997 to present, an Investment Partner for Pacific Aerie Holdings, LLC, and the Managing Partner for Lamé Investments.  From 1997 until October, 2008, Mr. Lamé was a Managing Partner and Chairman of the Board for HealthCare Insight, LLC (“HealthCare”), a healthcare fraud detection company he founded in 1997.

There are no familiar relationships among the various members of the Company’s Board.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

February 10, 2009		HC INNOVATIONS, INC.
	By:	/s/ R. Scott Walker Name: R. Scott Walker Title: Chief Financial Officer